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                                    EXHIBIT D

                                     NOTICE


This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

           WILMINGTON TRUST COMPANY                        of     WILMINGTON
----------------------------------------------------------    ------------------
                 Name of Bank                                        City

in the State of DELAWARE , at the close of business on December 31, 2000.


ASSETS
                                                                                           Thousands of dollars
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coins .............                              218,332
         Interest-bearing balances .......................................                                    0
Held-to-maturity securities ..............................................                               19,838
Available-for-sale securities ............................................                            1,378,378
Federal funds sold and securities purchased under agreements to resell ...                              463,241
Loans and lease financing receivables:
         Loans and leases, net of unearned income ........................     4,724,939
         LESS:  Allowance for loan and lease losses ......................        70,118
         LESS:  Allocated transfer risk reserve ..........................             0
         Loans and leases, net of unearned income, allowance, and reserve                             4,654,821
Assets held in trading accounts ..........................................                                    0
Premises and fixed assets (including capitalized leases) .................                              124,599
Other real estate owned ..................................................                                  661
Investments in unconsolidated subsidiaries and associated companies ......                                1,697
Customers' liability to this bank on acceptances outstanding .............                                    0
Intangible assets ........................................................                                4,727
Other assets .............................................................                              133,523
Total assets .............................................................                            6,999,817



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
LIABILITIES
Deposits:
In domestic offices ......................................................                            5,238,186
         Noninterest-bearing .............................................       988,834
         Interest-bearing ................................................     4,249,352
Federal funds purchased and Securities sold under agreements to repurchase                              404,964
Demand notes issued to the U.S. Treasury .................................                               30,757
Trading liabilities (from Schedule RC-D) .................................                                    0
Other borrowed money: ....................................................                              ///////
         With original maturity of one year or less ......................                              662,000
         With original maturity of more than one year ....................                               43,000
Bank's liability on acceptances executed and outstanding .................                                    0
Subordinated notes and debentures ........................................                                    0
Other liabilities (from Schedule RC-G) ...................................                             139, 606
Total liabilities ........................................................                            6,518,513

EQUITY CAPITAL
Perpetual preferred stock and related surplus ............................                                    0
Common Stock .............................................................                                  500
Surplus (exclude all surplus related to preferred stock) .................                               62,118
Undivided profits and capital reserves ...................................                              423,463
Net unrealized holding gains (losses) on available-for-sale securities ...                               (4,777)
Total equity capital .....................................................                              481,304
Total liabilities, limited-life preferred stock, and equity capital ......                            6,999,817


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